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                                                                   EXHIBIT 23(A)

                                             INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of United Parcel Service of America, Inc. on Form S-3 of our report dated February 9, 1994, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts -- UPS" in the Prospectus, which is a part of this Registration Statement.

/s/  Deloitte & Touche
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Deloitte & Touche
Atlanta, Georgia
June 20, 1994